UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2017

KUBOTA PHARMACEUTICAL HOLDINGS CO., LTD.
(Exact name of registrant as specified in its charter)

Japan (State or other jurisdiction of incorporation)	000-55133 (Commission File Number)	98-1295657 (IRS Employer Identification No.)

4-20-3 Ebisu, Shibuya-ku
Tokyo, Japan
(Address of principal executive offices, including zip code)

+81 3-5789-5872
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Extension of Term of Bothell Lease
On January 4, 2017, Acucela Inc., a wholly-owned subsidiary of Kubota Pharmaceutical Holdings Co., Ltd. (“Acucela”), and Nexus Canyon Park LLC (“Nexus”) entered into an amendment (the “Bothell Lease Amendment”) to the Lease Agreement by and between Acucela and Nexus dated February 13, 2006, as previously amended (the “Bothell Lease”), pursuant to which Acucela leases approximately 17,488 square feet as laboratory and office space located at 21720 23rd Drive S.E., Bothell, Washington. Pursuant to the terms of the Bothell Lease Amendment, the term of the Bothell Lease was extended to February 28, 2020, subject to Acucela’s right to extend the term for one additional two year period by written notice to Nexus given no earlier than 18 months and no later than 12 months prior to February 28, 2020. Beginning March 1, 2017, the basic annual rent for the leased premises will be $393,480, payable in equal monthly installments, and will increase at a rate of three percent annually. The monthly rent for March 2017 will be abated.
The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Bothell Lease Amendment, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2016.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above and referenced under Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUBOTA PHARMACEUTICAL HOLDINGS CO., LTD.
Date: January 10, 2017

	By:	/s/ John E. Gebhart
John E. Gebhart
Chief Financial Officer